UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  October 25, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

A.M. Castle & Co. (the “Company”), a global distributor of specialty metal and supply chain solutions, today announced that on October 19, 2016, the Company received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of its common stock was less than $1.00 over a consecutive 30 trading-day period (the “Notice”).

In accordance with applicable NYSE procedures, the Company notified the NYSE by October 25, 2016, of its intention to cure this noncompliance. In accordance with the NYSE rules, the Company has six months from the date of receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 25, 2016, the Company received written notice from the NYSE that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average market capitalization had been less than $50 million over a consecutive 30 trading-day period, and at the same time its last reported stockholders’ equity was below $50 million. The Company is currently implementing its plan to return to conformity with the relevant standards required in Section 802.01B within the 18-month period allowed by the NYSE.

The Company is actively monitoring the price of its common stock and will consider available options to resolve the deficiency and achieve compliance with Rule 802.01C. The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to compliance with the NYSE’s other applicable continued listing standards.

As required under the NYSE rules, on October 25, 2016, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 25, 2016, announcing the Company’s receipt of the Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

October 25, 2016	By:
Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 25, 2016, announcing the Company’s receipt of the Notice.